UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

SONOCO PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

001-11261
(Commission File Number)

South Carolina	57-0248420
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 N. Second St.

Hartsville, South Carolina 29550

(Address of principal executive offices) (Zip Code)

(843) 383-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Sonoco Products Company (the “Company”) is filing this amendment (this “Amendment”) to the Current Report on Form 8-K originally filed by the Company with the Securities and Exchange Commission on June 17, 2025 (the “Original Filing”) solely for the purpose of correcting a scrivener’s error to reference the Company’s 2024 Omnibus Incentive Plan. This Amendment does not otherwise modify or update in any way the disclosures made in the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2025, the Company appointed Paul Joachimczyk to the role of Chief Financial Officer, effective June 30, 2025. In connection with such appointment and in order to ensure an orderly transition of duties, the Board determined that Jerry A. Cheatham, the Company’s Interim Chief Financial Officer, will continue to serve as principal financial officer until the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 29, 2025, following which Mr. Joachimczyk will assume the role of principal financial officer and Mr. Cheatham will assume a senior finance leadership role with the Company. The Company thanks Mr. Cheatham for his service as Interim Chief Financial Officer.

Mr. Joachimczyk, 53, has served as Senior Vice President, Chief Financial Officer and Corporate Secretary of American Woodmark Corporation (“American Woodmark”), one of the nation's largest cabinet manufacturers, since August 2022, and as Vice President, Chief Financial Officer and Corporate Secretary from July 2020 to August 2022, in which roles he has acted as American Woodmark’s principal financial officer and principal accounting officer, as well as its corporate secretary. Mr. Joachimczyk also served as American Woodmark’s Vice President, Financial Planning and Analysis, from February 2019 to July 2020, and previously served as Vice President of Finance and Corporate Controller at TopBuild Corp. and held finance leadership positions with Stanley Black & Decker, Inc. and General Electric’s Healthcare and Capital Markets divisions. He began his career with Ernst and Young LLP as a financial auditor. Mr. Joachimczyk holds a Bachelor of Business Administration degree in Accounting from the University of Wisconsin-Milwaukee and is a Certified Public Accountant.

In connection with his appointment as Chief Financial Officer, the Company entered into an offer letter with Mr. Joachimczyk pursuant which he is entitled to: (i) an initial annual base salary of $750,000; (ii) an annual bonus target equal to 85% of his base salary, subject to the terms of the Company’s annual cash incentive plan; (iii) a one-time cash sign-on bonus of $1,000,000, subject to reimbursement in the event of his voluntary resignation or termination for cause within 24 months of his hire date; and (iv) a one-time award of restricted stock units with a target grant date value of $1,000,000 granted on his start date under the Company’s 2024 Omnibus Incentive Plan, vesting in substantially equal annual installments over a three-year period subject to his continued service. Consistent with the Company’s annual grant cycle in 2026, Mr. Joachimczyk will also be eligible to receive annual awards under the 2024 Omnibus Incentive Plan of restricted stock units and performance contingent stock units with an anticipated approximate target level of $2,000,000. Mr. Joachimczyk will also be eligible to participate in the Company’s Change-in-Control Plan and Executive Officer Severance Plan, copies of which are filed as Exhibits 10-19 and 10-20, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The foregoing description of Mr. Joachimczyk’s offer letter is not complete and is qualified in its entirety by such offer letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 29, 2025.

There are no family relationships between Mr. Joachimczyk and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K.

There are no arrangements or understandings with any other person pursuant to which Mr. Joachimczyk was appointed as the Company’s Chief Financial Officer. Mr. Joachimczyk has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On June 17, 2025, the Company issued a press release announcing the appointment of Mr. Joachimczyk to the position of Chief Financial Officer effective as of June 30, 2025 as described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Sonoco Products Company, dated June 17, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: June 17, 2025	By:	/s/ John M. Florence, Jr.
John M. Florence, Jr.
General Counsel, Secretary and Vice President and General Manager, Industrial Paper Packaging, North America